UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2019

ORTHOFIX MEDICAL INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-19961	98-1340767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3451 Plano Parkway Lewisville, Texas		75056
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 937-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On February 25, 2019, Orthofix Medical Inc. (the “Company”) issued a press release announcing, among other things, its financial results for the fiscal quarter and year ended December 31, 2018.  A copy of the press release is furnished herewith as Exhibit 99.1 and attached hereto.

The information furnished in this Item 2.02, including the exhibit furnished herewith as Exhibit 99.1, will not be treated as “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section.  This information will not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this Report.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2019, the Company entered into a Transition and Retirement Agreement with the Company’s President and Chief Executive Officer, Bradley R. Mason (the “Agreement”).  Mr. Mason has served as the Company’s President and Chief Executive Officer since March 2013.  Mr. Mason is party to the Company’s Change in Control and Severance Agreement, which among other things, permits him to receive partial vesting acceleration of certain equity incentive awards in the event he commences a “Qualified Retirement.”  Mr. Mason currently is eligible to commence a Qualified Retirement, as he meets the requirement of his age plus years of service with the Company being greater or equal to 75.

Under the terms of the Agreement, the Company and Mr. Mason have agreed that Mr. Mason will continue to serve as President and Chief Executive Officer until the Board appoints his successor, which is expected to occur no later than October 31, 2019 (the “Succession and Retirement Date”).  The Company’s board of directors has begun to search for and evaluate potential successor candidates in accordance with its CEO succession plan.  The parties have agreed that Mr. Mason will provide ongoing transition assistance to the Company pursuant to a consulting arrangement with the Company during the 12 months following the Succession and Retirement Date.  Mr. Mason will be paid $40,000 per month for such transition consulting services.

Under the Agreement, Mr. Mason will be eligible on the Succession and Retirement Date to receive full vesting acceleration of his unvested time-based equity grants, and he will continue to receive service credit under his performance-based grants during the period in which he provides consulting services. He will not be eligible to receive any of the cash severance payments contemplated by the Change in Control and Severance Agreement.

For purposes of the 2019 fiscal year, the parties have agreed that, in lieu of his normal annual incentive grants under the Company’s 2012 Long-Term Incentive Plan and in recognition of the ongoing transition assistance Mr. Mason will provide to the Company, Mr. Mason will receive a grant of restricted stock units with a grant date fair market value of $2,000,000 that will vest and become subject to share delivery one year following the date of grant, subject to him continuing to provide transition consulting services through his Retirement Date.

The foregoing summary is qualified in its entirety by reference to the text of the Agreement, which is filed herewith as Exhibit 10.1, and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

The press release furnished as Exhibit 99.1 also provides an update on the Company’s business outlook, that is intended to be within the safe harbor provided by the Private Securities Litigation Reform Act of 1995 (the “Act”) as comprising forward looking statements within the meaning of the Act.

The information furnished in this Item 7.01, including the exhibit furnished herewith as Exhibit 99.1, will not be treated as “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. This information will not be deemed incorporated by reference into any filing under the Securities Act, or into another filing under the Exchange Act, unless that filing expressly incorporates by reference this Item 7.01 of this report.

Item 9.01.	Financial Statements and Exhibits.

(d)Exhibits

10.1Transition and Retirement Agreement, dated February 25, 2019, between Bradley R. Mason and Orthofix Medical Inc.

99.1Press Release, dated February 25, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix Medical Inc.
By:	/s/ Kimberley A. Elting
Kimberley A. Elting Chief Legal and Administrative Officer

Date: February 25, 2019